UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 21, 2007

BAYWOOD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-22024	77-0125664
(State or Other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14950 North 83rd Place, Suite 1, Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (480) 951-3956

NUTRITIONAL SPECIALTIES, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY
For the years ended August 31, 2006 and 2005

FORWARD LOOKING STATEMENTS

Certain statements in this Form 8-K,  including  statements  prefaced by the words "anticipates", "estimates", "believes", "expects" or words of similar meaning, constitute "forward-looking  statements" within the  meaning of the Private  Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Item 9.01 - Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

INDEPENDENT AUDITORS' REPORT

To the Stockholders of Nutritional Specialties, Inc.:

We have audited the accompanying balance sheet of Nutritional Specialties, Inc. as of August 31, 2006, and the related statements of operations, stockholders’ equity, and cash flows for each of the two years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Nutritional Specialties, Inc. as of August 31, 2006, and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

EPSTEIN, WEBER & CONOVER, P.L.C.
Scottsdale, Arizona
June 8, 2007

Audited balance sheet of Nutritional Specialties, Inc., d/b/a LifeTime® or LifeTime Vitamin® as of August 31, 2006 and audited statements of income and cash flows for the fiscal years ended August 31, 2006 and August 31, 2005.

ASSETS
Current Assets
Cash and cash equivalents	$417,870
Accounts receivable, net of allowance of doubtful accounts of $127,567	1,020,218
Inventory	1,125,686
Prepaid expenses	87,630
Total current assets	2,651,404
Property and equipment, net	49,198
Other Assets
Deposits	8,025
Total other assets	8,025
Total assets	$2,708,627
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$788,024
Accrued expenses	185,363
Long-term debt, current portion	119,689
Capital leases, current portion	3,302
Total current liabilities	1,096,378
Long-term Debt, less current portion	1,118,329
Capital Leases, less current portion	6,493
Total liabilities	2,221,200
Stockholders' Equity
Common stock, no par value, authorized 200,000 shares; issued 160,000 shares, at stated value	40,000
Additional paid-in capital	107,000
Retained earnings	1,640,427
Treasury stock, 40,000 shares, at cost	(1,200,000)
Subscription receivable	(100,000)
Total stockholders' equity	487,427
Total liabilities and stockholders' equity	$2,708,627

	2006	2005
Revenue	$11,944,205	$10,621,687

Cost of Sales	6,883,547	6,321,416
Gross profit	5,060,658	4,300,271

Operating Expenses
Selling expenses	2,190,349	2,142,110
General and administrative expenses	1,628,750	1,482,355

Total operating expenses	3,819,099	3,624,465

Income from operations	1,241,559	675,806

Other Income (Expenses)
Interest Expense	(25,553)	(19,735)
Other Income	38,882	22,921

Total other income	13,329	3,186

Net Income	$1,254,888	$678,992

			Additional					Total
	Common Stock		Paid-in	Retained	Treasury Stock		Subscription	Stockholders'
	Shares	Amount	Capital	Earnings	Shares	Amount	Receivable	Equity
Balance at August 31, 2004	160,000	$40,000	$107,000	$586,547	40,000	$(800,000)	$-	$(66,453)

Sale of treasury stock					40,000	800,000	(100,000)	700,000
Distributions to stockholders				(20,000)				(20,000)
Net income				678,992				678,992

Balance at August 31, 2005	160,000	40,000	107,000	1,245,539	-		(100,000)	1,292,539

Purchase of treasury stock					40,000	(1,200,000)		(1,200,000)
Distributions to Stockholders				(860,000)				(860,000)
Net income				1,254,888				1,254,888

Balance at August 31, 2006	160,000	$40,000	$107,000	$1,640,427	40,000	$(1,200,000)	$(100,000)	$487,427

NUTRITIONAL SPECIALTIES, INC.

STATEMENTS OF CASH FLOWS
For the years ended August 31, 2006 and 2005

	2006	2005
Cash Flows from Operating Activities
Net income	$1,254,888	$678,992
Adjustments to reconcile net income to net cash flows from operating activities
Depreciation	38,873	22,689
Changes in assets and liabilities
Accounts receivable	(122,427)	(176,570)
Inventory	(143,928)	95,177
Prepaids and other assets	63,736	(126,349)
Accounts payable and accrued expenses	(305,055)	182,841
Net cash provided by operating activities	786,087	676,780
Cash Flows from Investing Activities

Property and equipment acquisitions	(5,939)	(55,058)
Net cash used by investing activities	(5,939)	(55,058)
Cash Flows from Financing Activities
Payments on debt	(111,026)	(692,974)
Distributions to stockholders	(860,000)	(20,000)
Contributions from stockholder	-	700,000
Net cash used by financing activities	(971,026)	(12,974)
Net change in cash and cash equivalents	(190,878)	608,748
Cash and cash equivalents, beginning of year	608,748	-
Cash and cash equivalents, end of year	$417,870	$608,748

Supplemental Cash Flow Information:
Interest paid on cash basis	$25,553	$23,269

Noncash Financing Activity:
Note payable issued for purchase of treasury stock	$1,200,000	$-
Note receivable for sale of treasury stock	$-	$100,000

1.	NATURE OF BUSINESS

Nutritional Specialties, Inc. d/b/a LifeTime Nutrition was incorporated in California on January 22, 1988 and is located in Orange, California.  The Company is a wholesaler of health products, vitamins and related supplements.  Its customers primarily include independently owned retailers and also some national chains both in the United States and internationally.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents– Cash and cash equivalents includes all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less. At times cash deposits may exceed government insured limits.  At August 31, 2006, cash deposits exceeded those insured limits by $825,150.

Accounts receivable– Accounts receivable consists of amounts due from customers for product sales.  Credit is extended based on evaluations of a customer’s credit worthiness and generally collateral is not required.  Customers without favorable credit history with the Company must use credit cards or are COD.  The Company uses the allowance method for recognizing bad debts, allowing for all accounts with balances greater than 120 days.  Such accounts are written off against the allowance when deemed to be uncollectible.  At August 31, 2006, the allowance for doubtful accounts was $127,567.  The Company generally does not charge interest on past due accounts.

Inventory– Inventory consists primarily of finished product, certain raw materials and packaging and labeling materials, and are recorded at the lower of cost or market on a first-in, first-out basis.  The Company does not process raw materials but rather has third party suppliers formulate, encapsulate and package finished goods.

Revenue recognition– Revenue is recognized when the product is shipped.  Sales returns are recorded as a reduction to sales when a customer and the Company agree a return is warranted.  All returns must be authorized in advance. If returned, customers are responsible for returning merchandise in resalable condition.  Full credit cannot be given for merchandise that has been defaced, marked, stamped, or priced in any way.

Income taxes– The Company has elected to be taxed under Subchapter S of the Internal Revenue Code.  As such, the Company’s profits and losses are reported in the individual income tax returns of the stockholders.  Accordingly, no income tax provision is included in these financial statements.

Property and equipment– Property and equipment is stated at cost less accumulated depreciation. Depreciation is recorded using accelerated methods, which are substantially the same as generally accepted accounting principles, over the estimated useful lives of the assets of 5 - 39 years.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising– Advertising costs are included in selling expenses on the statements of operations and are expensed as incurred.  Advertising expense amounted to $214,102 for the year ended August 31, 2006 and $341,340 for the year ended August 31, 2005.

Shipping and handling– Expenses for shipping are recorded at the time of shipment.  Shipping expenses of approximately $627,000 for the year ended August 31, 2006 and $685,000 for the year ended August 31, 2005 are included in selling expenses in the accompanying statement of operations.  Warehouse handling expenses are recorded when incurred and are included in general and administrative expenses.

Financial Instruments– Financial instruments consist primarily of cash, accounts receivable, and obligations under accounts payable and accrued expenses.  The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of those instruments and market interest rates.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  Actual results could differ from those estimates.

3.	INVENTORY

Inventory consisted of the following as of August 31, 2006:

Finished goods	$862,891
Raw materials	164,419
Labels and packaging materials	128,424
Expired and reserved inventory	(30,048)
$1,125,686

4.	PROPERTY AND EQUIPMENT

Property and Equipment consists of the following as of August 31, 2006:

Computer and other equipment	$62,167
Machinery and equipment	47,506
Furniture and fixtures	28,496
Leasehold improvements	29,300
167,469
Less: accumulated depreciation	(118,271)
Property and Equipment, net	$49,198

5.	RELATED PARTY TRANSACTIONS

Two vendors are owned by stockholders of the Company.  Purchases from NHK Laboratories, Inc. and Best Formulations, Inc. amounted to approximately $2,787,000 and $722,000, respectively, for the year ended August 31, 2006 and approximately $4,046,000 and $465,000, respectively, for the year ended August 31, 2005.

The Company paid consulting fees of $50,000 to an individual related by marriage to one of the Company’s stockholders during the year ended August 31, 2006.

6.	LEASE COMMITMENTS

Office Operating Lease
In May 2005, the Company entered into a 36-month operating lease for its office and warehouse space which expires in 2008.  Rent expense was $79,554 for the year ended August 31, 2006 and $100,197 for the year ended August 31, 2005.

The future minimum payments under this lease for years ending August 31 are as follows:

2007	$77,648
2008	66,440
Total	$144,088

Equipment Capital Lease
The Company leases certain equipment for a five year period which is recorded as a capital lease.  Total lease payments, including interest, for the years ended August 31, 2006 and 2005 were $3,723.  The equipment is included in property and equipment at carrying value of $21,114 less accumulated amortization of $8,798.

The future minimum payments under this lease for years ending August 31 are as follows:

2007	$3,723
2008	3,723
2009	3,102
Total	10,548
Less: Imputed interest	(753)
Total	$9,795

7.	LINE OF CREDIT

On May 20, 2005, the Company entered into a line of credit agreement with a financial institution for $852,000.  The line of credit has an interest rate of 1.0% above prime.  The line of credit is collateralized by substantially all the assets of the Company and is guaranteed by its stockholders.  As of August 31, 2006, there were no amounts outstanding on this line of credit.

In addition, on May 20, 2005, the Company entered into a line of credit agreement with a financial institution for $50,000.  The line of credit is collateralized by substantially all the assets of the Company and guaranteed by its stockholders.  As of August 31, 2006, there were no amounts outstanding on this line of credit.

8.	LONG-TERM DEBT

Long-term debt consists of the following:

Note payable to the estate of a former stockholder, due in monthly payments of $12,117, including interest at 5%, due May 2013. The note is unsecured.	$1,120,263

Loan payable to a financial institution, due in monthly payments of $2,808, including interest at 5.22%, due June 2010, collateralized by all assets of the Company.	117,755

Total long-term debt	1,238,018

Less current portion	119,689
$1,118,329

Scheduled principal payments for the years ending August 31 are as follows:

2007	$119,689
2008	125,877
2009	132,386
2010	134,734
2011	111,676
Thereafter	613,656
$1,238,018

9.	TREASURY STOCK

In December 2004, a stockholder of the Company purchased 40,000 shares of common stock, which was held by the Company as treasury stock, for $700,000 in cash and a subscription note receivable for $100,000.  The note accrues interest at four percent and is payable at the earlier of disposition of the stock or sale of the Company, as defined.

In May 2006, the Company purchased 40,000 shares of common stock from the estate of a former stockholder for $1,200,000 under the terms of a buy/sell agreement.  See Notes 8 and 13.

10.	CONCENTRATION RISK

At August 31, 2006, approximately 21% of trade accounts receivable was due from one customer.  For the year ended August 31, 2006, net sales relating to this customer were approximately $931,000.

At August 31, 2006, approximately 52% and 20% of accounts payable were due to two vendors.  For the year ended August 31, 2006, purchases relating to these two vendors were approximately $2,787,000 and $1,241,000, respectively.  At August 31, 2005, purchases relating to one vendor were approximately $4,046,000.

11.	GEOGRAPHIC AREA DATA

The Company operates in only one reportable segment and holds all of its assets in the United States. Their product lines primarily include nutritional and dietary supplements.  The Company generates revenue from numerous customers, primarily in the United States.  However, the Company also generates revenue from international sales.  For the year ending August 31, 2006, sales to customers in Canada, Croatia, and Turkey were approximately $914,000, $326,000, and $931,000, respectively.  For the year ended August 31, 2005 sales to customers in Canada, Croatia and Turkey were approximately $965,000, $266,000 and $588,000, respectively.

12.	PROFIT SHARING PLAN

The Company has a 401(k) profit sharing plan for employees with one year of service and who are at least 18 years of age.  Employee contributions are matched by the Company up to four percent of the employees compensation.  The Company contributed $12,035 to the Plan during the year ended August 31, 2006 and $8,828 for the year ended August 31, 2005.

13.	CONTINGENCIES

Buy/Sell Agreement
The Company has the option to purchase the shares of a stockholder if such shares are not purchased by the other stockholders under the terms of a buy/sell agreement.  The purchase price of the shares is determined annually by the stockholders, but if not so determined the purchase price is determined based on an appraisal by a qualified business appraiser.  In the amended agreement dated January 30, 2006, the purchase price was established at $30 per share.

(b)	Pro Forma Financial Information

Pro forma condensed balance sheet of Baywood International, Inc. (the “Company” and Nutritional Specialties, Inc., d/b/a LifeTime® or LifeTime Vitamin® as of December 31, 2006 and pro forma condensed statements of income for the fiscal year of the Company ended December 31, 2006 and the quarterly period ended March 31, 2007.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
12/31/2006
(UNAUDITED)

	Historical
	Baywood	Nutritional	Pro Forma		Pro Forma
	International, Inc.	Specialties, Inc.	Adjustments		Combined

ASSETS

CURRENT ASSETS
Cash and equivalents	$22,200	$103,838	$1,149,873		$1,275,911
Accounts receivable	45,789	891,940	-		937,729
Inventories	76,644	1,016,588	-		1,093,232
Prepaid expenses and other current assets	64,727	60,675	-		125,402
Total current assets	209,360	2,073,041	1,149,873		3,432,274

NON CURRENT ASSETS
Excess of purchase price over fair value of tangible assets	-	-	10,141,418	(2)	10,141,418
Other non-current assets	243,500	100,000	(242,000	)(3)	101,500
Property and equipment	27,584	19,267	-		46,851
Debt acquisition costs	-	-	893,052	(4)	893,052
				(5)
Total non-current assets	271,084	119,267	10,792,470		11,182,821

Total assets	$480,444	$2,192,308	$11,942,343		$14,615,095

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$706,401	$368,300	$-		$1,074,701
Interest payable	298,217	-	-		298,217
Accrued liabilities	715,786	533,487	-		1,249,273
Bank line of credit	-	307,257	-		307,257
Notes payable	1,514,321	93,004	(300,000	)(6)	1,307,325
Notes payable- Lifetime Acquisition	-	-	2,487,500	(4)	2,487,500
Total current liabilities	3,234,725	1,302,048	2,187,500		6,724,273

Notes payable	-	997,274	3,312,500	(4)	4,309,774
Less Discount	-	-	(867,890	)(5)	(867,890)
Net	-	997,274	2,444,610		3,441,884

STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par value, 10,000,000 shares authorized
Class A, 35,000 shares issued and outstanding	35,000	-	-		35,000
Class F, 11,710 shares issued and outstanding; stated value of $936,800	11,710	-	-		11,710
Class G, 200,000 shares issued and outstanding	200,000	-	-		200,000
Class H, 350,000 shares issued and outstanding	350,000	-	-		350,000
Class I, 521,500 shares issued and outstanding, $.001 par value	-	-	521	(6)	521
Common stock, $.001 par value, 50,000,000 shares authorized, 32,768,235 shares issued and outstanding	42,667	-	22,000	(1)	64,667
Common stock	-	40,000	(40,000)		-
Additional paid-in capital	10,705,990	107,000	7,073,698	(5)	17,886,688
				(6)
			-	(7)
Accumulated other comprehensive loss	(36,000)	-	-		(36,000)
Accumulated deficit	(14,063,648)		-		(14,063,648)
Retained Earnings	-	945,986	(945,986)		-
Treasury stock	-	(1,200,000)	1,200,000		-
Total stockholders' equity (deficit)	(2,754,281)	(107,014)	7,310,233		4,448,938
Total liabilities and stockholders' equity	$480,444	$2,192,308	$11,942,343		$14,615,095

(1)
We issue 22,000,000 shares of our common stock to sellers as part of the purchase price that is valued at current trading price of $0.05 per share.  Common stock was increased for the par value of $.001per share with the balance of $1,078,000 included in additional paid in capital.

(2)	The total purchase price is as follows:

Cash	$7,634,404
Notes payable- sellers	1,300,000
Common stock	1,100,000
10,034,404
Estimated liabilities in excess of tangible assets acquired	107,014
Total	$10,141,418

The notes payable consist of 8% unsecured promissory notes in the aggregate amount of $700,000 and 8% unsecured convertible promissory notes in the aggregate amount of $600,000, and a five-year warrant to purchase 700,000 shares of our common stock at an exercise price of $.05 per share. The 8% convertible notes are convertible into shares of common stock at a conversion price of $.05 per share subject to various adjustments.

(3)
During 2006 we paid various professional fees in connection with the Lifetime acquisition. These expenses were deferred at December 31, 2006 and allocated as a cost of the investment in Lifetime, the raising of debt and the raising of equity.

(4)
In connection with the acquisition, we raised $4,500,000 from (i) the issuance of 10% notes in the aggregate principal amount of $1,000,000, (ii) the issuance of a 12% 2007 bridge note in the principal amount of $2,000,000, and (iii) bank financing in the aggregate principal amount of $1,500,000.

Total indebtedness incurred in the acquisition is as follows:

10% notes, interest payable monthly and principal payments of $166,667 in February, 2008 and $833,333 in February, 2009	$1,000,000

12% subordinated bridge note payable on June 30, 2007	2,000,000

Bank financing payable in monthly payments of interest and principal of $19,801 through March, 2010 and a final payment of $1,210,977 in April, 2010. Interest is at 9.75 percent.	1,500,000

Seller notes with interest payable monthly at 8% and principal payable quarterly through March, 2009	1,300,000

Total	$5,800,000

Current	$2,487,500
Long term	3,312,500
Total	$5,800,000

(5)
We issued warrants to (i) the sellers to acquire 700,000 shares of our common stock at $.05per share, (ii) the purchasers of the 10% notes to purchase 10,000,000 shares of common stock at an exercise price of $.02 per share, (iii) and the purchaser of the 12% 2007 bridge notes to purchase 4,000,000 shares of common stock at an exercise price of $.05 per share. In addition, we issued warrants to Northeast Securities, Inc. to purchase 18,483,750 shares of common stock at an exercise price of $.04 per share. Northeast Securities, Inc. was the exclusinve placement agent and was issued the warrants for their services in connection with the placement of the equity and certain of the notes.

Using the Black-Scholes option pricing model, the value of these warrants is determined to be an average $0.0589 per warrant. The value assigned to the warrants relating to the debt is recorded as a discount of the debt and an addition to additional paid in capital. The value of the warrants issued to Northeast Securities, Inc. is included in debt acquisition cost and additional paid in capital as a cost of raising the financing.

See also (6) below relating to warrants issued to purchasers of the Series I 8% cumulative convertible preferred stock.

(6)
In connection with the acquisition, we issued 104.3 units consisting of 5,000 shares per unit of Series I 8% cumulative convertible preferred stock, convertible into 1,250,000 shares of common stock at $.04 per share, and a five year warrant to purchase 250,000   shares at an exercise price of $.02 per share to a group of accredited investors. As part of the offering, $300,000 of our outstanding indebtedness was converted into shares of the Series I preferred stock.

(7)
Additional paid in capital includes the amounts received in excess of the par value of the common and preferred shares issued and the value of the warrants issued to certain note holders, the placement agent and the investors in the preferred stock. It is also being reduced for the costs incurred in connection with raising the equity.

The Company’s stock price has traded in range of $0.02 to $0.16 per share over the prior five year period and a range of $.04 to $.10 for February, March and April of 2007. These proforma statements value the common shares issued at $.05 per share which is management's estimate of an average value in the period around the time of the acquisition. The warrants are valued at $.07 per share which was the trading price on March 31, 2007, the effective date of the transaction.

These proforma financial statements present the proforma financial position of the combined entity assuming the transaction occurred on December 31, 2006 The acquisition closed on April 5, 2007, effective March 31, 2007. Management does not believe that the final purchase price will vary materially from the proforma purchase price.

For purposes of this pro forma presentation, it is assumed that there are no significant differences from the carrying value of tangible net assets of the sellers and the fair value of such net assets at the time of the acquisition.  At this time, we cannot estimate the allocation of the excess purchase price over the fair value of net assets acquired among amortizable intangibles and goodwill.  The actual allocation could be based on a third party valuation of the seller's net assets and such allocation could vary from that presented above.  However, we do not anticipate a material change in the final allocation of purchase price over the fair value as compared to the allocation presented above.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006

	Historical
	Baywood	Nutritional	Pro Forma		Pro Forma
	International, Inc.	Specialties, Inc.	Adjustments		Combined

NET SALES	$1,077,929	$11,981,956	$-		$13,059,885

COST OF SALES	560,862	6,843,355	-		7,404,217
Gross profit	517,067	5,138,601	-		5,655,668

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Marketing expenses	239,025	2,440,647	-		2,679,672
General and administrative expenses	625,820	1,359,455	-		1,985,275
Amortization	-		-	(1)	-
Depreciation	5,260	14,484	-		19,744
Total selling, general and administrative expenses	870,105	3,814,586	-		4,684,691
Operating income (loss)	(353,038)	1,324,015	-		970,977

OTHER INCOME (EXPENSE):
Interest income	272	-	-		272
Miscellaneous expense	-	-	-		-
Other Income	-	26,795	-		26,795
Interest expense	(271,744)	(42,225)	-	(2)	(313,969)
Total other expense	(271,472)	(15,430)	-		(286,902)

INCOME (LOSS) BEFORE INCOME TAXES	(624,510)	1,308,585	-		684,075

INCOME TAX PROVISION	-	-	-	(3)	-

NET INCOME (LOSS)	$(624,510)	$1,308,585	$-		$684,075

BASIC NET INCOME (LOSS) PER COMMON SHARE	$(0.01)	N/A (6)	$-	(4)	$0.01

DILUTED NET INCOME (LOSS) PER COMMON SHARE	$(0.01)	N/A	$-	(4)	$0.01

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING	42,001,918	N/A	-		42,001,918

(1)
The excess of the purchase price over the fair value of the assets acquired is allocated between those intangible assets that have estimated useful lives and goodwill. For the purpose of these proforma financial statements the entire amount is being allocated to goodwill. Goodwill is not amortized but is tested for impairment in value annually. If determined to be impaired goodwill is written down to its estimated fair value. If there are any intangibles that have an estimated useful life those intangibles are amortized to expense over the estimated useful lives using the straight lone method. Amortization, if any, is a non cash charge to earnings and as such does not effect our cash flow.

(2)
We incurred various costs relating to the issuance of  the notes payable that are described as debt acquisition costs on the balance sheet. These costs will be amortized as additional interest costs over the terms of the related notes which range between 2007 and 2010. Amortization is a non cash charge to earnings and as such does not effect our cash flow.

(3)	Nutritional Specialties, Inc. files its federal and state income tax returns as a S Corporation. As such its stockholders include the Company's taxable income on their personal income tax returns.

(4)	An additional 22,000,000 shares have been added to the weighted average shares outstanding, representing shares issued to the sellers in connection with the acquisition.

Note:	We intend to eliminate certain general and administrative expenses related to reductions in rent and payroll as facilities are consolidated and duplicate positions are eliminated.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
3/31/2007
(UNAUDITED)

	Historical
	Baywood	Nutritional	Pro Forma		Pro Forma
	International, Inc.	Specialties, Inc.	Adjustments		Combined

ASSETS

CURRENT ASSETS

Cash and equivalents	$34,968	$509,441	$1,149,873		$1,694,282

Accounts receivable	43,605	1,086,912	-		1,130,517

Inventories	72,798	1,084,314	-		1,157,112

Prepaid expenses and other current assets	27,414	65,426	-		92,840

Total current assets	178,785	2,746,093	1,149,873		4,074,751

NON CURRENT ASSETS

Excess of purchase price over fair value of tangible assets	-	-	9,455,086	(2)	9,455,086

Other non-current assets	453,000	100,000	(423,000	)(3)	130,000

Property and equipment	26,685	15,646	-		42,331

Debt acquisition costs			952,053	(4)	952,053

				(5)

Total non-current assets	479,685	115,646	9,984,139		10,579,470

Total assets	$658,470	$2,861,739	$11,134,012		$14,654,221

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$903,649	$832,814	$-		$1,736,463

Interest payable	333,202	-	-		333,202

Accrued liabilities	748,787	246,756	-		995,543

Bank line of credit	-	101,506	-		101,506

Notes payable	1,661,727	102,057	(300,000	)(6)	1,463,784

Notes payable- Lifetime Acquisition	-	-	2,487,500	(4)	2,487,500

Total current liabilities	3,647,365	1,283,133	2,187,500		7,117,998

Notes payable	-	973,288	3,312,500	(4)	4,285,788

Less Discount	-	-	(867,890	)(5)	(867,890)

Net	-	973,288	2,444,610		3,417,898

STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par value, 10,000,000 shares authorized

Class A, 35,000 shares issued and outstanding	35,000	-	-		35,000
Class F, 11,710 shares issued and outstanding; stated value of $936,800	11,710	-	-		11,710
Class G, 200,000 shares issued and outstanding	200,000	-	-		200,000
Class H, 350,000 shares issued and outstanding	350,000	-	-		350,000
Class I, 521,500 shares issued and outstanding, $.001 par value	-	-	521	(6)	521

Common stock, $.001 par value, 200,000,000 shares authorized, 66,762,887 shares issued and outstanding	42,667	-	22,000	(1)	64,667

Common stock		40,000	(40,000)		-

Additional paid-in capital	10,705,990	107,000	6,977,699	(5)	17,790,689
				(6)
				(7)
Accumulated other comprehensive loss	(7,500)	-	-		(7,500)

Accumulated deficit	(14,326,762)	-	-		(14,326,762)

Retained Earnings	-	1,658,318	(1,658,318)		-

Less: Treasury stock	-	(1,200,000)	1,200,000		-

Total stockholders' equity (deficit)	(2,988,895)	605,318	6,501,902		4,118,325

Total liabilities and stockholders' equity	$658,470	$2,861,739	$11,134,012		$14,654,221

(1)
We issue 22,000,000 shares of our common stock to sellers as part of the purchase price that is valued at current trading price of $0.05 per share. Common stock was increased for the par value of $.001per share with the balance of $1,078,000 included in additional paid in capital.

(2)	The total purchase price is as follows:

Cash	$7,660,404
Notes payable- sellers	1,300,000
Common stock	1,100,000
10,060,404
Estimated liabilities in excess of tangible assets acquired	(605,318)
Total	$9,455,086

The notes payable consist of 8% unsecured promissory notes in the aggregate amount of $700,000 and 8% unsecured convertible promissory notes in the aggregate amount of $600,000, and a five-year warrant to purchase 700,000 shares of our common stock at an exercise price of $.05 per share. The 8% convertible notes are convertible into shares of common stock at a conversion price of $.05 per share subject to various adjustments.

(3)
We paid various professional fees in connection with the Lifetime acquisition. These expenses are being allocated between costs of the investment in Lifetime, the raising of debt financing and the raising of equity.

(4)
In connection with the acquisition, we raised $4,500,000 from (i) the issuance of 10% notes in the aggregate principal amount of $1,000,000, (ii) the issuance of a 12% 2007 bridge note in the principal amount of $2,000,000, and (iii) bank financing in the aggregate principal amount of $1,500,000.

Total indebtedness incurred in the acquisition is as follows:

10% notes, interest payable monthly and principal payments of $166,667 in February, 2008 and $833,333 in February, 2009	$1,000,000

12% subordinated bridge note payable on June 30, 2007	2,000,000

Bank financing payable in monthly payments of interest and principal of $19,801 through March, 2010 and a final payment of $1,210,977 in April, 2010. Interest is at 9.75 percent.	1,500,000

Seller notes with interest payable monthly at 8% and principal payable quarterly through March, 2009	1,300,000

Total	$5,800,000

Current	$2,487,500
Long term	3,312,500
Total	$5,800,000

Fees paid to the placement agent and other  professional fees incurred in connection with the debt are recorded as debt acquisition costs. These costs will be amortized to expense over the terms of the related debt.

(5)
We issued warrants to (i) the sellers to acquire 700,000 shares of our common stock at $.05per share, (ii) the purchasers of the 10% notes to purchase 10,000,000 shares of common stock at an exercise price of $.02 per share, (iii) and the purchaser of the 12% 2007 bridge notes to purchase 4,000,000 shares of common stock at an exercise price of $.05 per share. In addition, we issued warrants to Northeast Securities, Inc. to purchase 18,483,750 shares of common stock at an exercise price of $.04 per share. Northeast Securities, Inc. was the exclusinve placement agent and was issued the warrants for their services in connection with the placement of the equity and certain of the notes.

Using the Black-Scholes option pricing model, the value of these warrants is determined to be an average $0.0589 per warrant. The value assigned to the warrants relating to the debt is recorded as a discount of the debt and an addition to additional paid in capital. The value of the warrants issued to Northeast Securities, Inc. is included in debt acquisition cost and additional paid in capital as a cost of raising the financing.

See also (6) below relating to warrants issued to purchasers of the Series I 8% cumulative convertible preferred stock.

(6)
In connection with the acquisition, we issued 104.3 units consisting of 5,000 shares per unit of Series I 8% cumulative convertible preferred stock, convertible into 1,250,000 shares of common stock at $.04 per share, and a five year warrant to purchase 250,000 shares at an exercise price of $.02 per share to a group of accredited investors. As part of the offering, $300,000 of our outstanding indebtedness was converted into shares of Series I preferred stock.

(7)
Aditional paid in capital includes the amounts received in excess of the par value of the common and preferred shares issued and the value of the warrants issued to certain note holders,  the placement agent and the investors in the preferred stock. It is also being reduced for the costs incurred in connection with raising the equity.

The Company’s stock price has traded in range of $0.02 to $0.16 per share over the prior five year period and a range of $.04 to $.10 for February, March and April of 2007. These proforma statements value the common shares issued at $.05 per share which is management's estimate of an average value in the period around the time of the acquisition. The warrants are valued at $.07 per share which was the trading price on March 31, 2007, the effective date of the transaction.

These proforma financial statements present the proforma financial position of the combined entity assuming the transaction occurred on December 31, 2006 The acquisition closed on April 5, 2007, effective March 31, 2007. Management does not believe that the final purchase price will vary materially from the proforma purchase price.

For purposes of this pro forma presentation, it is assumed that there are no significant differences from the carrying value of tangible net assets of the sellers and the fair value of such net assets at the time of the acquisition.  At this time, we cannot estimate the allocation of the excess purchase price over the fair value of net assets acquired among amortizable intangibles, if any, and goodwill.  The actual allocation could be based on a third party valuation of the seller's net assets and such allocation could vary from that presented above.  However, we do not anticipate a material change in the final allocation of purchase price over the fair value as compared to the allocation presented above.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Period Ended March 31, 2007

	Historical
	Baywood	Nutritional	Pro Forma		Pro Forma
	International, Inc.	Specialties, Inc.	Adjustments		Combined

NET SALES	$206,133	$3,234,803	$-		$3,440,936

COST OF SALES	97,357	1,713,110	-		1,810,467
Gross profit	108,776	1,521,693	-		1,630,469

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Marketing expenses	49,031	595,836	-		644,867
General and administrative expenses	155,092	217,351	-		372,443
Amortization	-		-	(1)	-
Depreciation	898	3,621	-		4,519
Total selling, general and administrative expenses	205,021	816,808	-		1,021,829
Operating income (loss)	(96,245)	704,885	-		608,640

OTHER INCOME (EXPENSE):
Interest income	-	-	-		-
Miscellaneous expense	-	-	-		-
Other Income	-	25,219	-		25,219
Interest expense	(131,764)	(17,770)	-	(2)	(149,534)
Total other expense	(131,764)	7,449	-		(124,315)

INCOME (LOSS) BEFORE INCOME TAXES	(228,009)	712,334	-		484,325

INCOME TAX PROVISION	-	-	-	(3)	-

NET INCOME (LOSS)	$(228,009)	$712,334	$-		$484,325

BASIC NET INCOME (LOSS) PER COMMON SHARE	$(0.01)	N/A	$-	(4)	$0.01

DILUTED NET INCOME (LOSS) PER COMMON SHARE	$(0.01)	N/A	$-	(4)	$0.01

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING	42,667,288	N/A	-		42,667,288

(1)
The excess of the purchase price over the fair value of the assets acquired is allocated between those intangible assets that have estimated useful lives and goodwill. For the purpose of these proforma financial statements the entire amount is being allocated to goodwill. Goodwill is not amortized but is tested for impairment in value annually. If determined to be impaired goodwill is written down to its estimated fair value. If there are any intangibles that have an estimated useful life those intangibles are amortized to expense over the estimated useful lives using the straight lone method. Amortization, if any, is a non cash charge to earnings and as such does not effect our cash flow.

(2)
We incurred various costs relating to the issuance of  the notes payable that are described as debt acquisition costs on the balance sheet. These costs will be amortized as additional interest costs over the terms of the related notes which range between 2007 and 2010. Amortization is a non cash charge to earnings and as such does not effect our cash flow.

(3)	Nutritional Specialties, Inc. files its federal and state income tax returns as a S Corporation. As such its stockholders include the Company's taxable income on their personal income tax returns.

(4)	An additional 22,000,000 shares have been added to the weighted average shares outstanding, representing shares issued to the sellers in connection with the acquisition.

Note:	We intend to eliminate certain general and administrative expenses related to reductions in rent and payroll as facilities are consolidated and duplicate positions are eliminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: June 21, 2007	BAYWOOD INTERNATIONAL, INC.

	By:	/s/ Neil Reithinger
Neil Reithinger
President, Chief Executive Officer and
Principal Accounting Officer